Exhibit 4.4

11 December, 2002.

PRIVATE & CONFIDENTIAL

Mr. John Marlay,

c/o Alumina Limited,

Melbourne

Dear John,

LETTER OF OFFER

We are pleased to confirm with you the details of your position with Alumina Limited

Position:	Chief Executive Officer

Commencement Date:	19 August 2002

Reporting to:	Chairman

Location:	Melbourne

Your package is comprised of:

Fixed Annual Reward (FAR): $700,000 per annum Short Term Incentive (STI) up to 70 % of FAR pa.

Tenure

The nature of your employment with Alumina Limited is on a full time basis and your contract will provide for an initial term of three years from the date of commencement.

Salary Package Arrangements

Your Fixed Annual Reward includes both your Superannuation benefit and a value for the provision of a motor vehicle. You will be required to salary sacrifice the minimum statutory superannuation contribution.

Your superannuation salary sacrifice options are:

1.	The minimum required under the Superannuation Guarantee (SG), equivalent to the prevailing SG rate multiplied by the maximum contribution base (MCB). The SG rate is currently 9% effective 1 July 2002. The MCB is currently $109,924 and is adjusted by the average weekly ordinary time earning (AWOTE) index each year.

2.	The prevailing SG rate multiplied by your cash base. Age based contribution limits apply and at 1 July 2002 for employees aged 35 to 49 is $35,138 and for employees 50 years and over $87,141. These limits are adjusted by the AWOTE index each July.

Short Term Incentive (STIS)

While the maximun potential bonus outcome is established at 70% of FAR, a mechanism to determine the payment criteria including consideration for performance and time allocation to the role will be established by the Alumina Limited Board. Alumina Limited Directors acknowledge this undertaking.

Long Term Incentive

We commit to establishing an appropriate mechanism and quantum for Long Term Incentives. This issue will be addressed by the Alumina Board in the next few months.

Contractual Terms

In the event that your employment with Alumina Limited is terminated by the Company prior to 19 August 2005, for reasons other than for cause, a termination payment of the balance of the FAR component of your remaining contract term, or in accordance with the Alumina redundancy policy, whichever is greater, will be made to you in full settlement of the termination of this contract. Thereafter you will be eligible in accordance with the Alumina Limited redundancy policy.

Your Contract document attached to this letter makes reference to the Alumina Limited policies and procedures.

Should you require clarification on any aspect of this offer please contact me. I recommend that you and I review the terms of your contract on an annual basis, in conjunction with your annual performance assessment.

To accept this offer, please sign one copy of this Letter of Offer, the attached Contract of Employment. Once signed, please forward these documents to the following address (envelope enclosed).

Alumina Limited

GPO Box 860K

MELBOURNE VIC 3001

I would like to take this opportunity to say congratulations. I am looking forward to working with you and I am sure you will find the position both challenging and rewarding.

Yours sincerely

DON MORLEY CHAIRMAN—ALUMINA LIMITED

I confirm my understanding and acceptance of this Letter of Offer and Contract of Employment.

_______________________________ Date: / / John Marlay

CONTRACT OF EMPLOYMENT

Between

Alumina Limited

(A.C.N. 004 820 419)

and

John Marlay

11 December 2002

1.	SALARY ADMINISTRATION

Salaries will be reviewed on an individual basis following completion of the Company’s Performance Review in December of each year. An increase is not guaranteed and is subject to the individuals assessed performance and the Company’s economic performance.

The salary is paid by the Company to fully compensate you in respect of all entitlements including payment for all hours worked.

The salary will be paid monthly, half monthly in arrears and half monthly in advance, by direct transfer into your nominated account with a bank or other approved, recognised financial institution.

On engagement, and following reviews, the Company will advise you in writing of your entitlements.

2.	HOURS OF WORK AND DUTIES

Normal Hours of work will be in accordance with the requirements of your business unit and work area, as advised to you by your supervisor or other authorised Company officer.

In order to perform the duties expected of you, you may from time to time be required to work additional hours and consideration for such events has been included in the salary.

Changes to your hours of work or roster may occur, and may result in a review of your salary.

You are required to undertake duties as required by the Company, and to work in other positions or areas, having regard to safety, your skills, competencies and training.

3.	DISCLOSURE OF INFORMATION ON ENGAGEMENT

All information provided by you to the Company prior to appointment must be accurate and complete. Failure to comply with this obligation may result in disciplinary action, including termination of employment, being taken.

4.	TERMINATION OF EMPLOYMENT

4.1	Termination of employment—Initial Term

The provisions of this clause 4.1 shall apply to your employment with the Company from 19 August 2002 to 1 July 2005, and any such further period as is agreed to in writing by both you and the Company (“the Initial Term”).

Subject to the terms of this contract, and notwithstanding the provisions of clause 17 of this contract, during the Initial Term the Company may terminate your employment with it by giving you:

(a) twelve	(12) months written notice of termination or payment in lieu in notice of termination; or

(b) written	notice of termination or payment in lieu of notice of termination, of a period equivalent to the remaining period of the Initial Term, as at the date notice of termination or payment in lieu of notice (as applicable) is given, whichever is the greater.

Subject to the terms of this contract, during the Initial Term you may terminate your employment by giving six (6) months written notice of termination to the Company or written notice of termination of a period equivalent to the remaining period of the Initial Term (as at the date the notice of termination is given) whichever is the lesser.

If you give notice of termination to the Company during the Initial Term and you terminate your employment before the end of that notice period, you must immediately pay to the Company an amount equivalent to the salary you would have received during the unworked part of the notice period.

This contract may be terminated immediately by the Company for any conduct on your part which justifies summary dismissal. In such circumstances, payment shall be up to the time of dismissal only.

Monies owed by you to the Company, or paid in advance by the Company to you, may be recovered from any accrued entitlements owing to you. The Company is authorised to make any deductions for the purposes of this clause following presentation of a statement of all amounts owed by you to the Company.

4.2	Termination of employment—Following Expiry of the Initial Term

Following expiry of the Initial Term, this contract may be terminated by either party by the giving of one (1) months notice in writing, or by payment by the Company to you or forfeiture by you of one months salary in lieu of such notice, as the case may be.

This Contract may be terminated immediately by the Company for any conduct on your part which would justify summary dismissal. In such circumstances payment shall be up to the time of dismissal only.

Monies owed by you to the Company, or paid in advance by the Company to you, may be recovered from any accrued entitlements owing to you. The Company is authorised to make any deductions for the purposes of this clause following presentation of a statement of all amounts owed by you to the Company.

5.	LEAVE

Upon completion of each 12 months service you shall be entitled to the annual leave in accordance with your leave advice. Annual Leave will be accumulated on a pro-rata basis.

Your accumulation of annual leave may not exceed six (6) weeks without the express written approval of the Board.

Annual leave will be taken at a time subject to the convenience of the Company. Payment shall be at the salary applicable immediately prior to the taking of leave.

Payment in lieu of leave on termination will be in accordance with the Alumina Limited Policy and Procedures Manual.

6.	SAFETY

You will comply with relevant Acts, Regulations and other Codes of Practice and Company Safety Policy (as amended from time to time) including, without limitation, requirements to wear safety equipment whilst in areas requiring such equipment.

7.	MEDICAL SCREENING

The Company may require you to undertake such medical tests as the Company deems appropriate including, without limitation, random drug and alcohol testing as part of the Company’s safety policy and you hereby agree to undertake such test or tests as directed by the Company.

8.	SECURITY REQUIREMENTS

The Company may, through its officers, employees or delegates, inspect, your personal property on Company premises, work area or (in the case of site based company facilities) accommodation rooms at any time for security reasons and you hereby consent to such inspection. You shall not, without prior consent from the Company’s manager, or other delegated officer, remove any records, documents, vehicles, tools, plant equipment or other property from the workplace.

9.	BUSINESS CONDUCT

You will ensure that your standard of conduct is at all times in accordance with the highest ethical standards with respect to all business dealings involving the Company and undertake to comply with all requirements of the Company’s Code of Conduct (copy attached). You will be required to acknowledge that you have read our Code of Conduct and confirm that you agree to act in accordance with the Code. The Alumina Board and all employees reaffirm their commitment to the Code annually.

10.	CONTINUITY OF SUPPLY

You are required at all times to provide your services to the Company in a manner commensurate with your position, with due regard for health and safety, and as directed by any authorized officer, without restrictions, limitations, or stoppages. Any such actions will be grounds for disciplinary action, and may result in the termination of your employment.

11.	COMPUTER USE

You agree to comply with the Company’s policies regarding Computer Use. You recognise that the Company uses certain computer software under licence which may not be reproduced or copied by you in any way, unless specifically approved.

12.	CONFIDENTIALITY—COMPANY PROPERTY

Except with the prior written approval of the Company or in the proper discharge of your duties, you shall not disclose to any third party during the currency of this contract or thereafter any information relating to the Company’s affairs which may come to your knowledge. In the course of your employment and during the term of this contract and as far as is reasonable thereafter you shall use your best endeavours to prevent the disclosure of any such confidential information to or by a third party.

All property of the Company including, without limitation, reports, documents, files, books, manuals, records, information, statements, papers, writing and similar items (whether in hard copy, electronic, magnetic or other form) relating to the Company’s affairs and all other materials, property or equipment shall be and remain the property of the Company and shall be handed over to the Company by you from time to time on demand and in any event on your leaving the service of the Company.

You agree to treat the terms of this contract, in particular Clause 4—Termination of Employment and other communications with Company officers in or in connection with the formation of this contract (“the contract information”) as confidential. You further agree that you will not disclose the contract information either directly or indirectly to any other employee of the Company.

In the event that you breach this confidentiality obligation in respect of the contract information, you agree and accept that the Company is entitled, at its discretion, to substitute in lieu of the notice of termination obligations set out in Clause 4, a provision entitling the Company to terminate your contract of employment on the giving of one month’s notice or by payment in lieu.

13.	INTELLECTUAL PROPERTY

You must immediately, freely and fully disclose to the Company any work related invention, improvement or discovery you make as an employee. All such inventions, improvements or discoveries you make are the absolute property of Alumina Limited.

You must not at any time during or after the cessation of your employment with Alumina Limited apply for or claim any entitlement to any letters patent, design, copyright (registrable or otherwise) or other form of protection whether in Australia or elsewhere, in relation to such intellectual property.

You are required to assign to Alumina Limited any right you may have to a grant of letters patent, design, copyright (registrable or otherwise) or other form of protection regardless of whether it is held in Australia or elsewhere.

The Company policy in relation to intellectual property is contained in the Business Ethics section of the Alumina Group Human Resources Policy & Procedures Manual.

14.	INDIGENOUS PEOPLE

You are required to respect the responsibilities, laws, tradition and culture of all people regardless of race and whether or not they are enacted in legislation. The laws with respect to indigenous people will be the minimum standard to which adherence is required.

15.	ENVIRONMENTAL RESPONSIBILITIES

You are required to carry out your role in an environmentally responsible manner and comply with relevant Acts, Regulations and other Codes of Practice and the Company Environmental Policy.

16.	QUALIFICATIONS AND LICENCES

You must hold the appropriate class of licence for performance of your duties and for any vehicle or machinery that you are required to operate.

The Company may require you to provide copies of qualifications, licences or certificates which are necessary for you to perform your duties.

17.	POLICIES AND PROCEDURES

In addition to the provisions of this contract of employment, the terms and conditions of employment which apply to you are those contained in the Alumina Limited’s Group Human Resources Personnel Policy and Procedures Manual.

You are required to comply with all lawful directions of the Company in relation to workplace policies and procedures and with the Company’s rules, regulations, policies, practices, and procedures, as amended from time to time.

It is your responsibility to familiarize yourself with the requirements of Alumina’s policies and procedures.

18.	HEALTH AND FITNESS EXAMINATION

The Company provides a health care program for senior managers, this is currently provided by MBF Health Management Services.

19.	FINANCIAL ADVICE

The Company will reimburse you the cost of receiving personal financial advice up to a maximum reimbursement of $2,500 per annum.

IN WITNESS WHEREOF the parties have executed this agreement.

For Alumina Limited

Signed:

Name:	Don Morley
Title:	CHAIRMAN ALUMINA LIMITED

Date:

and

Signed:

Name:	John Marlay

Date:

Employee ID:

File Ref.:

13 December, 2002.

PRIVATE & CONFIDENTIAL

Mr. Bob Davies,

138 Beach Street,

PORT MELBOURNE VIC 3207

Dear Bob,

LETTER OF OFFER

Following our recent discussions, I am pleased to offer you the following position with Alumina Limited.

Confirmation of your details are as follow:

Position:	Chief Financial Officer

Commencement Date:	1 December 2002

Reporting to:	Chief Executive Officer

Location:	Melbourne

Your package is comprised of:	Fixed Annual Reward (FAR) $360,000 per annum including Superannuation. Short Term Incentive (STI) up to 70% of FAR pa. Long Term Incentive (LTI) up to 30% of FAR pa.

Transition to Alumina Limited

As a condition of your employment with Alumina limited your benefit has been transferred from the WMC Superannuation Plan to the Alumina Superannuation Plan.

Prior to 1 December, you will remain on your current employment conditions, which include your eligibility for WMC Resources Limited STI scheme and participation in Plum Superannuation.

Your continuity of service with WMC Resources Limited will be transferred to Alumina Limited, including accumulation of Annual and Long Service Leave.

Salary Package

Your Fixed Annual Reward includes your Superannuation benefit. You will be required to salary sacrifice the minimum statutory superannuation contribution to an approved plan of your choice. Payments will be made monthly on your behalf by the Company via electronic funds transfer.

The minimum required contribution under the Superannuation Guarantee is currently 9% effective 1 July, 2002.

Car Parking

The Company will provide car parking within the building at which the Company’s offices are located.

Tenure

The nature of your employment with Alumina limited is on a full time basis.

Short Term Incentive

While the maximun potential bonus outcome is established at 70% of FAR, a mechanism to determine the payment criteria inlcuding consideration for performance and time in the role will be established by the Alumina Limited Board. At target performance, is likely to earn a 40% of FAR payment.

Long Term Incentive

The Alumina Limited Board commit to establishing an appropriate mechanism and quantum for Long Term Incentive. This issue is being addressed by the Alumina Board in the very near future, and I will discuss this further with you then.

Contractual Terms

In the event that your employment with Alumina Limited is terminated as a result of a takeover of Alumina Limited within one year of your appointment, a termination payment of one year’s FAR or in accordance with the redundancy policy, whichever is greater, will be made to you in full settlement of the termination of this contract. Thereafter you will be eligible in accordance with the Alumina Limited redundancy policy.

Your Contract document attached to this letter make reference to the Alumina Limited policies and procedures.

Should you require clarification on any aspect of this offer please contact me.

To accept this offer, please sign one copy of this Letter of Offer, the attached Contract of Employment. Once signed, please forward these documents to the following address (envelope enclosed).

Mr John Marlay

Alumina Limited

GPO Box 860K

MELBOURNE VIC 3001

I would like to take this opportunity to say congratulations. I am looking forward to working with you and I am sure you will find the position both challenging and rewarding.

Yours sincerely

JOHN MARLAY

Chief Executive Officer – Alumina Limited

I confirm my understanding and acceptance of this Letter of Offer and Contract of Employment. _______________________________ Date: / / Name of Employee

CONTRACT OF EMPLOYMENT

Between

Alumina Limited

(A.C.N. 004 820 419)

and

Bob Davies

16 December 2002

1.	SALARY ADMINISTRATION

Salaries will be reviewed on an individual basis in December of each year. An increase is not guaranteed and is subject to the individuals assessed performance and the Company’s economic performance.

The salary is paid by the Company to fully compensate you in respect of all entitlements including payment for all hours worked.

The salary will be paid monthly, half monthly in arrears and half monthly in advance, by direct transfer into your nominated account with a bank or other approved, recognised financial institution.

On engagement, and following reviews, the Company will advise you in writing of your entitlements.

2.	HOURS OF WORK AND DUTIES

Normal Hours of work will be in accordance with the requirements of your business unit and work area, as advised to you by your supervisor or other authorised Company officer.

In order to perform the duties expected of you, you may from time to time be required to work additional hours and consideration for such events has been included in the salary.

Changes to your hours of work or roster may occur, and may result in a review of your salary.

You are required to undertake duties as required by the Company, and to work in other positions or areas, having regard to safety, your skills, competencies and training.

3.	DISCLOSURE OF INFORMATION ON ENGAGEMENT

All information provided by you to the Company prior to appointment must be accurate and complete. Failure to comply with this obligation may result in disciplinary action, including termination of employment, being taken.

4.	TERMINATION OF EMPLOYMENT

This contract may be terminated by either party by the giving of one (1) months notice in writing, or by payment by the Company to you or forfeiture by you of one months salary in lieu of such notice, as the case may be.

This Contract may be terminated immediately by the Company for any conduct on your part which would justify summary dismissal. In such circumstances payment shall be up to the time of dismissal only.

Monies owed by you to the Company, or paid in advance by the Company to you, may be recovered from any accrued entitlements owing to you. The Company is authorised to make any deductions for the purposes of this clause following presentation of a statement of all amounts owed by you to the Company.

5.	LEAVE

Upon completion of each 12 months service you shall be entitled to the annual leave in accordance with your leave advice. Annual Leave will be accumulated on a pro-rata basis.

Your accumulation of annual leave may not exceed six (6) weeks without the express written approval of the Department Head.

Annual leave will be taken at a time subject to the convenience of the Company. Payment shall be at the salary applicable immediately prior to the taking of leave.

Payment in lieu of leave on termination will be in accordance with the Policy.

6.	SAFETY

You will comply with relevant Acts, Regulations and other Codes of Practice and Company Safety Policy (as amended from time to time) including, without limitation, requirements to wear safety equipment whilst in areas requiring such equipment.

7.	MEDICAL SCREENING

The Company may require you to undertake such medical tests as the Company deems appropriate including, without limitation, random drug and alcohol testing as part of the Company’s safety policy and you hereby agree to undertake such test or tests as directed by the Company.

8.	SECURITY REQUIREMENTS

The Company may, through its officers, employees or delegates, inspect, your personal property on Company premises, work area or (in the case of site based company facilities) accommodation rooms at any time for security reasons and you hereby consent to such inspection. You shall not, without prior consent from the Company’s manager, or other delegated officer, remove any records, documents, vehicles, tools, plant equipment or other property from the workplace.

9.	BUSINESS CONDUCT

You will ensure that your standard of conduct is at all times in accordance with the highest ethical standards with respect to all business dealings involving the Company and undertake to comply with all requirements of the Company’s Code of Conduct (copy attached). You will be required to acknowledge that you have read our Code of Conduct and confirm that you agree to act in accordance with the Code.

10.	CONTINUITY OF SUPPLY

You are required at all times to provide your services to the Company in a manner commensurate with your position, with due regard for health and safety, and as directed by any authorised officer, without restrictions, limitations, or stoppages. Any such actions will be grounds for disciplinary action, and may result in the termination of your employment.

11.	COMPUTER USE

You agree to comply with the Company’s policies regarding Computer Use. You recognise that the Company uses certain computer software under licence which may not be reproduced or copied by you in any way, unless specifically approved.

12.	CONFIDENTIALITY—COMPANY PROPERTY

Except with the prior written approval of the Company or in the proper discharge of your duties, you shall not disclose to any third party during the currency of this contract or thereafter any information relating to the Company’s affairs which may come to your knowledge. In the course of your employment and during the term of this contract and as far as is reasonable thereafter you shall use your best endeavours to prevent the disclosure of any such confidential information to or by a third party.

All property of the Company including, without limitation, reports, documents, files, books, manuals, records, information, statements, papers, writing and similar items (whether in hard copy, electronic, magnetic or other form) relating to the Company’s affairs and all other materials, property or equipment shall be and remain the property of the Company and shall be handed over to the Company by you from time to time on demand and in any event on your leaving the service of the Company.

13. INTELLECTUAL PROPERTY

You must immediately, freely and fully disclose to the Company any work related invention, improvement or discovery you make as an employee. All such inventions, improvements or discoveries you make are the absolute property of Company.

You must not at any time during or after the cessation of your employment with the Company apply for or claim any entitlement to any letters patent, design, copyright (register able or otherwise) or other form of protection whether in Australia or elsewhere, in relation to such intellectual property.

You are required to assign to the Company any right you may have to a grant of letters patent, design, copyright (register able or otherwise) or other form of protection regardless of whether it is held in Australia or elsewhere.

The Company policy in relation to intellectual property is contained in the Business Ethics section of the Alumina Group Human Resources Policy & Procedures Manual.

14.	INDIGENOUS PEOPLE

You are required to respect the responsibilities, laws, tradition and culture of all people regardless of race and whether or not they are enacted in legislation. The laws with respect to indigenous people will be the minimum standard to which adherence is required.

15.	ENVIRONMENTAL RESPONSIBILITIES

You are required to carry out your role in an environmentally responsible manner and comply with relevant Acts, Regulations and other Codes of Practice and the Company Environmental Policy.

16.	QUALIFICATIONS AND LICENCES

You must hold the appropriate class of licence for performance of your duties and for any vehicle or machinery that you are required to operate.

The Company may require you to provide copies of qualifications, licences or certificates which are necessary for you to perform your duties.

17.	POLICIES AND PROCEDURES

In addition to the provisions of this contract of employment, the terms and conditions of employment which apply to you are those contained in the Alumina Limited Policy Manual.

You are required to comply with all lawful directions of the Company in relation to workplace policies and procedures and with the Company’s rules, regulations, policies, practices, and procedures, as amended from time to time.

It is your responsibility to familiarise yourself with the requirements of the Company’s policies and procedures.

IN WITNESS WHEREOF the parties have executed this agreement.

For Alumina Limited

Signed:	____________________________________

Name:	John Marlay

Title:	Chief Executive Officer

Date:	____________________________________

and

Signed:	____________________________________

Name:	Bob Davies

Date:	____________________________________

Employee ID:

File Ref.:

12 December, 2002.

PRIVATE & CONFIDENTIAL

Mr. Stephen Foster,

7 The Grange,

NORTH RINGWOOD VIC 3134

Dear Stephen,

LETTER OF OFFER

Following our recent discussions, we are pleased to offer you the following position with Alumina Limited.

Confirmation of your details are:

Position:	General Counsel and Company Secretary

Commencement Date:	6 November 2002

Reporting to:	Chief Executive Officer

Location:	Melbourne

Your package is comprised of:	Fixed Annual Reward (FAR): $260,000 per annum including Superannuation. Short Term Incentive (STI) up to 70 % of FAR pa. Long Term Incentive (LTI) up to 30% of FAR pa.

Salary Package

Your Fixed Annual Reward includes your Superannuation benefit. You will be required to salary sacrifice the minimum statutory superannuation contribution to an approved plan of your choice. Payments will be made to the bank account of your chosen Fund on a monthly basis via electronic funds transfer.

The minimum required contribution under the Superannuation Guarantee is currently 9% effective 1 July, 2002.

Car Parking

The Company will provide car parking within the building at which the Company’s offices are situated.

Tenure

The nature of your employment with Alumina Limited is on a full time basis.

Short Term Incentive

While the maximun potential bonus outcome is established at 70% of FAR, a mechanism to determine the payment criteria inlcuding consideration for performance and time in the role will be established by the Alumina Limited Board. At target performance, is likely to earn a 40% of FAR payment.

Long Term Incentive

The Alumina Limited Board commit to establishing an appropriate mechanism and quantum for Long Term Incentive. This issue is being addressed by the Alumina Board in the very near future, and I will discuss this further with you then.

Contractual Terms

In the event that your employment with Alumina Limited terminated as a result of your position being made redundant or a takeover offer in relation to Alumina Limited within 6 months of commencement of your employment a redundancy payment of 18 month’s FAR will be made to you in full settlement of the termination of this contract.

In the event of your being made redundant during the 12 month period following 6 months from commencement of your employment, the payment of 18 months FAR will reduce by one month’s FAR for each completed month after the initial 6 month period. Thereafter you will be eligible in accordance with the Alumina Limited redundancy policy.

Your Contract document attached to this letter makes reference to the Alumina Limited policies and procedures.

Should you require clarification on any aspect of this offer please contact me.

To accept this offer, please sign one copy of this Letter of Offer, the attached Contract of Employment. Once signed, please forward these documents to the following address (envelope enclosed).

Mr. John Marlay

Alumina Limited

GPO Box 860K

MELBOURNE VIC 3001

I would like to take this opportunity to say congratulations. I am looking forward to working with you and I am sure you will find the position both challenging and rewarding.

Yours sincerely

JOHN MARLAY

CHIEF EXECUTIVE OFFICER – ALUMINA LIMITED

I confirm my understanding and acceptance of this Letter of Offer and Contract of Employment. _______________________________ Date: / / Stephen Foster

CONTRACT OF EMPLOYMENT

Between

Alumina Limited

(A.C.N. 004 820 419)

and

Stephen Foster

16 December 2002

1.	SALARY ADMINISTRATION

Salaries will be reviewed on an individual basis in December of each year. An increase is not guaranteed and is subject to the individuals assessed performance and the Company’s economic performance.

The salary is paid by the Company to fully compensate you in respect of all entitlements including payment for all hours worked.

The salary will be paid monthly, half monthly in arrears and half monthly in advance, by direct transfer into your nominated account with a bank or other approved, recognised financial institution.

On engagement, and following reviews, the Company will advise you in writing of your entitlements.

2.	HOURS OF WORK AND DUTIES

Normal Hours of work will be in accordance with the requirements of your business unit and work area, as advised to you by your supervisor or other authorised Company officer.

In order to perform the duties expected of you, you may from time to time be required to work additional hours and consideration for such events has been included in the salary.

Changes to your hours of work or roster may occur, and may result in a review of your salary.

You are required to undertake duties as required by the Company, and to work in other positions or areas, having regard to safety, your skills, competencies and training.

3.	DISCLOSURE OF INFORMATION ON ENGAGEMENT

All information provided by you to the Company prior to appointment must be accurate and complete. Failure to comply with this obligation may result in disciplinary action, including termination of employment, being taken.

4.	TERMINATION OF EMPLOYMENT

Subject to the letter of offer between the Company and Stephen Foster of 12 December 2002, this contract may be terminated by either party by the giving of one (1) months notice in writing, or by payment by the Company to you or forfeiture by you of one months salary in lieu of such notice, as the case may be.

This Contract may be terminated immediately by the Company for any conduct on your part which would justify summary dismissal. In such circumstances payment shall be up to the time of dismissal only.

Monies owed by you to the Company, or paid in advance by the Company to you, may be recovered from any accrued entitlements owing to you. The Company is authorised to make any deductions for the purposes of this clause following presentation of a statement of all amounts owed by you to the Company.

5.	LEAVE

Upon completion of each 12 months service you shall be entitled to the annual leave in accordance with your leave advice. Annual Leave will be accumulated on a pro-rata basis.

Your accumulation of annual leave may not exceed six (6) weeks without the express written approval of the Department Head.

Annual leave will be taken at a time subject to the convenience of the Company. Payment shall be at the salary applicable immediately prior to the taking of leave.

Payment in lieu of leave on termination will be in accordance with the Policy.

6.	SAFETY

You will comply with relevant Acts, Regulations and other Codes of Practice and Company Safety Policy (as amended from time to time) including, without limitation, requirements to wear safety equipment whilst in areas requiring such equipment.

7.	MEDICAL SCREENING

The Company may require you to undertake such medical tests as the Company deems appropriate including, without limitation, random drug and alcohol testing as part of the Company’s safety policy and you hereby agree to undertake such test or tests as directed by the Company.

8.	SECURITY REQUIREMENTS

The Company may, through its officers, employees or delegates, inspect, your personal property on Company premises, work area or (in the case of site based company facilities) accommodation rooms at any time for security reasons and you hereby consent to such inspection. You shall not, without prior consent from the Company’s manager, or other delegated officer, remove any records, documents, vehicles, tools, plant equipment or other property from the workplace.

9.	BUSINESS CONDUCT

You will ensure that your standard of conduct is at all times in accordance with the highest ethical standards with respect to all business dealings involving the Company and undertake to comply with all requirements of the Company’s Code of Conduct (copy attached). You will be required to acknowledge that you have read our Code of Conduct and confirm that you agree to act in accordance with the Code.

10.	CONTINUITY OF SUPPLY

You are required at all times to provide your services to the Company in a manner commensurate with your position, with due regard for health and safety, and as directed by any authorised officer, without restrictions, limitations, or stoppages. Any such actions will be grounds for disciplinary action, and may result in the termination of your employment.

11.	COMPUTER USE

You agree to comply with the Company’s policies regarding Computer Use. You recognise that the Company uses certain computer software under licence which may not be reproduced or copied by you in any way, unless specifically approved.

12.	CONFIDENTIALITY—COMPANY PROPERTY

Except with the prior written approval of the Company or in the proper discharge of your duties, you shall not disclose to any third party during the currency of this contract or thereafter any information relating to the Company’s affairs which may come to your knowledge. In the course of your employment and during the term of this contract and as far as is reasonable thereafter you shall use your best endeavours to prevent the disclosure of any such confidential information to or by a third party.

All property of the Company including, without limitation, reports, documents, files, books, manuals, records, information, statements, papers, writing and similar items (whether in hard copy, electronic, magnetic or other form) relating to the Company’s affairs and all other materials, property or equipment shall be and remain the property of the Company and shall be handed over to the Company by you from time to time on demand and in any event on your leaving the service of the Company.

13.	INTELLECTUAL PROPERTY

You must immediately, freely and fully disclose to the Company any work related invention, improvement or discovery you make as an employee. All such inventions, improvements or discoveries you make are the absolute property of Company.

You must not at any time during or after the cessation of your employment with the Company apply for or claim any entitlement to any letters patent, design, copyright (register able or otherwise) or other form of protection whether in Australia or elsewhere, in relation to such intellectual property.

You are required to assign to the Company any right you may have to a grant of letters patent, design, copyright (register able or otherwise) or other form of protection regardless of whether it is held in Australia or elsewhere.

The Company policy in relation to intellectual property is contained in the Business Ethics section of the Alumina Group Human Resources Policy & Procedures Manual.

14.	INDIGENOUS PEOPLE

You are required to respect the responsibilities, laws, tradition and culture of all people regardless of race and whether or not they are enacted in legislation. The laws with respect to indigenous people will be the minimum standard to which adherence is required.

15.	ENVIRONMENTAL RESPONSIBILITIES

You are required to carry out your role in an environmentally responsible manner and comply with relevant Acts, Regulations and other Codes of Practice and the Company Environmental Policy.

16.	QUALIFICATIONS AND LICENCES

You must hold the appropriate class of licence for performance of your duties and for any vehicle or machinery that you are required to operate.

The Company may require you to provide copies of qualifications, licences or certificates which are necessary for you to perform your duties.

17.	POLICIES AND PROCEDURES

In addition to the provisions of this contract of employment, the terms and conditions of employment which apply to you are those contained in the Alumina Limited Policy Manual.

You are required to comply with all lawful directions of the Company in relation to workplace policies and procedures and with the Company’s rules, regulations, policies, practices, and procedures, as amended from time to time.

It is your responsibility to familiarise yourself with the requirements of the Company’s policies and procedures.

IN WITNESS WHEREOF the parties have executed this agreement.

For Alumina Limited

Signed:	____________________________________

Name:	John Marlay

Title:	Chief Executive Officer

Date:	____________________________________

and

Signed:	____________________________________

Name:	Stephen Foster

Date:	____________________________________